Exhibit 10.2
NOTE AMENDMENT AGREEMENT
     THIS NOTE AMENDMENT AGREEMENT (this “Agreement”) is made as of the 13th day of November, 2007, between Global Telecom & Technology, Inc. (the “Company”) and the holders (“Holders”) of the Company’s 6% promissory notes due on December 29, 2008 (the “Notes”).
Recitals
A. On October 15, 2006, the Company issued the Notes to the Holders.
B. The Company and the Holders desire to amend the terms of the Notes.
     NOW, THEREFORE, it is agreed as follows:
     1. Increase in Interest Rate and Payment of Interest. The interest rate under the Notes shall be increased from 6% per annum to 10% per annum on January 1, 2009. The Company shall pay 50% of all interest accrued during 2008 and 2009 on December 31, 2008 and December 31, 2009, respectively.
     2. Maturity Date. The maturity date of the Notes shall be extended from December 29, 2008 to December 31, 2010.
     3. Subordination and Priority. The subordination under Section 2 of the Notes shall be limited to $4,000,000. The Notes shall be of equal priority with the series of 10% convertible subordinated notes due on December 31, 2010 (“2010 Notes”).
     4. Prepayment. In the event any prepayment is made against the principal due under the 2010 Notes, the same percentage of the outstanding principal prepaid against the 2010 Notes will be prepaid against the outstanding principal of the Notes.
     5. Condition to Effectiveness of Agreement. This Agreement shall become effective upon the date the Company issues for cash consideration not less than $1,700,000 of its 2010 Notes (“Effective Date”). The Company shall provide Holders with written notice of the Effective Date.
     6. Attachment to Notes. The Holders agree to attach a copy of this Agreement to their Notes and upon demand of the Company to deliver the original Note for replacement and exchange of a new note reflecting the amendments set forth in this Agreement.
     7. Entire Agreement. This Agreement contains the complete agreement between the Company and the Holders with respect to the subject matter hereof and supersedes all prior agreements and understandings with respect thereto.

     8. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute only one original.
[SIGNATURES APPEAR ON FOLLOWING PAGE]

     IN WITNESS WHEREOF, the parties have executed this agreement under dates set forth opposite their signature.

Global Telecom & Technology, Inc.

By:

Kevin Welch, Chief Financial Officer

Holders:

D. Michael Keenan

Todd Vecchio

Raymond E. Wiseman